Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Stacey Lafond	Ed Arditte
	609-720-4687	609-720-4621
	Cindy Holloway (THC)	Karen Chin
	508-261-8240	609-720-4398

TYCO INTERNATIONAL SIGNS AGREEMENT TO ACQUIRE CONFLUENT SURGICAL

PEMBROKE, Bermuda – July 18, 2006 – Tyco International Ltd. (NYSE: TYC, BSX: TYC) today announced that U.S. Surgical, a subsidiary of Tyco’s Healthcare segment, entered into a definitive agreement to acquire Confluent Surgical, Inc., a leading developer and supplier of polymer-based technology used in sprayable surgical sealants and anti-adhesion products.  The transaction is priced at $245 million.  The Boards of Tyco International and Confluent Surgical have approved the transaction, which is expected to close by the end of August.  Tyco expects to incur a charge in its fiscal fourth quarter to write off in-process research and development.

Confluent Surgical, located in Waltham, Mass., markets a neurosurgical sealant that was the first product to receive Food & Drug Administration (FDA) approval for use in cranial dural repair.  This sealant, along with several other products in the company’s pipeline, is intended to improve patient outcomes by reducing leaks or adhesions across various surgical specialties. Over the next six years, the biosurgery market—which is estimated at $900 million—is expected to double in size.  This acquisition helps position Tyco Healthcare and U.S. Surgical to compete effectively in that growing market.

 “Confluent Surgical is an excellent strategic fit for Tyco Healthcare.  This acquisition will expand U.S. Surgical’s Syneture suture product portfolio, as well as the Autosuture division’s surgical stapler franchise,” said Rich Meelia, Chief Executive Officer of Tyco Healthcare.  “Confluent’s products and technology will be a welcomed addition to Tyco Healthcare’s extensive surgical portfolio.”

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.  With 2005 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

ABOUT TYCO HEALTHCARE

As a major business segment of Tyco International Ltd., Tyco Healthcare manufactures, distributes and services an extensive product line including disposable medical supplies, monitoring equipment, innovative wound closure products, advanced surgical devices, medical instruments and bulk analgesic pharmaceuticals.  With industry-leading brand names such as Autosuture, Kendall, Mallinckrodt, Nellcor, Puritan Bennett, Syneture and Valleylab, Tyco Healthcare products are found in virtually every healthcare setting.  More information can be found at www.tycohealthcare.com.

ABOUT CONFLUENT SURGICAL

Confluent Surgical, Inc. is a privately held company developing products based on its proprietary technology of in-situ polymerized hydrogels and associated delivery systems for the field of biosurgery. Confluent is developing products to address the need for surgical sealing and post-surgical adhesion prevention applications. For more information about Confluent Surgical and DuraSeal Sealant, visit www.confluentsurgical.com and www.duralsealant.com

FORWARD LOOKING INFORMATION

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results.  Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.  Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.  More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2005, and Quarterly Report on Form 10-Q for the quarterly period ended  March 31, 2006.

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